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Exhibit 32

PERIODIC REPORT CERTIFICATION
of the Chief Executive Officer and Chief Financial Officer

I, Dennis C. Pence, Chairman of the Board of Directors, President and Chief Executive Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1)   the report of the Company on Form 10-K for the fiscal year ended January 30, 2010, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DENNIS C. PENCE Dennis C. Pence Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

March 31, 2010

I, John E. Hayes, III, Senior Vice President, General Counsel and Interim Chief Financial Officer of Coldwater Creek Inc. (the Company), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

          (1)   the report of the Company on Form 10-K for the fiscal year ended January 30, 2010, as filed with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JOHN E. HAYES, III John E. Hayes, III Senior Vice President, General Counsel and Interim Chief Financial Officer (Principal Financial Officer)

March 31, 2010

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  Exhibit 32